Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND ALL STATE SECURITIES LAWS AND THE TERMS AND CONDITIONS HEREOF.

PLACEMENT AGENT WARRANT

POSITIVEID CORPORATION

Warrant Shares: __________

Warrant Price: ___________

Issue Date: January 28, 2016

This is to certify that, for value received, Aegis Capital Corp. (the “Holder”), is entitled to purchase from PositiveID Corporation, a Delaware corporation (the “Corporation”), at a price of _____ per share (the “Warrant Price”) at any time on or before January 28, 2021, all or any part of ____________ shares of common stock (the “Warrant Shares”), par value $0.01 per share, of the Corporation (“Common Stock”), on the terms and subject to the conditions hereinafter set forth (collectively the “Warrant”).

1.               This Warrant will become void, and all rights of the Holder will expire, at 5:00 P.M., EST, on January 28, 2021.

2.               The Warrant Shares shall be considered to be fully vested (the “Vesting Date”) upon issuance.

3.               This Warrant may be exercised by the Holder as to all or any portion of the shares of Common Stock covered hereby, any time after Vesting Date, by surrender of this Warrant to the Corporation at its principal office, with the form of Election to Purchase attached hereto duly executed and accompanied by the Warrant Price for the shares so purchased in cash or by certified check or bank draft. The Election to Purchase shall state the name of the person or entity exercising the Warrant (with address and such further information as may be required by the Corporation) and the certificate or certificates for shares of Common Stock shall be issued in this name. Thereupon this Warrant shall be deemed to have been exercised and the person or entity exercising the Warrant shall be deemed to have become a holder of record of shares of Common Stock purchased hereunder for all purposes and thereafter the Holder may exercise all rights and be entitled to all benefits of a shareholder of record of the Corporation, and a certificate or certificates for such shares so purchased shall be delivered to the person or entity exercising the Warrant within a reasonable time after this Warrant shall have been exercised as set forth hereinabove. In the event that, prior to the exercise of this Warrant and issuance of the underlying shares, there shall be an increase or decrease in the number of issued shares of Common Stock of the Corporation as a result of a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, the remaining number of shares shall be adjusted so that the adjusted number of shares subject to this Warrant and the adjusted Warrant Price shall be the substantial equivalent of the remaining number of shares still subject to the Warrant and the Warrant Price thereof prior to such change.

4.               At any time after the Vesting Date, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

5.               This Warrant is exchangeable by the Holder, upon the surrender of the Warrant at the principal office of the Corporation, for new Warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

6.               The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof except for any taxes required in connection with the transfer thereof. The Corporation further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

7.               The Holder of this Warrant, by acceptance hereof, agrees that such holder will not sell, hypothecate or otherwise transfer or dispose of this Warrant or the shares of Common Stock issuable on the exercise hereof without giving prior written notice to the Corporation of such holder’s intention to do so, describing briefly the manner of any such proposed transfer. Upon the request of the Corporation, the Holder shall be required to also deliver to the Corporation an opinion of to counsel for the Holder stating that the proposed transfer described in the notice given by the Holder may be effected without registration of this Warrant or the shares of Common Stock issuable on the exercise hereof under the Securities Act of 1933, as then in effect, or any similar federal statute (the “Securities Act”).

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8.               The restrictions in Section 5 hereof shall be binding upon any transferee who has received this Warrant or shares of Common Stock issuable on exercise hereof. A legend in substantially the following form shall be typed, printed or stamped on the face and back of all certificates issued on exercise of this Warrant and on the face and back of all certificates issued in substitution or exchange thereof:

“This security has not been registered under the Securities Act of 1933, as amended. It has been acquired for investment and may not be sold or transferred in the absence of an effective registration statement with respect thereto under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required under said Act.”

9.               The issue of any stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered holder hereof for any tax in respect of the issue of such certificate.

10.             This Warrant and all rights hereunder are transferable on the books of the Corporation (subject, however, to the provisions of Sections 5 and 6 hereof), upon surrender of this Warrant, with the form of Transfer of Warrant attached hereto duly executed by the registered holder hereof or by his attorney duly authorized in writing, to the Corporation at its principal office, and thereupon there shall be issued in the name of the transferee or transferees, in exchange for this Warrant, a new Warrant or Warrants of like tenor and date, representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

11.             The Corporation may deem and treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes and shall not be affected by any notice to the contrary.

12.             This Warrant shall not entitle the Holder to any rights of a stockholder of the Corporation, either at law or in equity, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive rights or to receive any notice of meetings of stockholders or of any other proceedings of the Corporation.

13.             This Warrant shall be governed by the laws of the State of Florida.

Dated: January 28, 2016

POSITIVEID CORPORATION

By: ____________________________

William J. Caragol

Chief Executive Officer

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TRANSFER OF WARRANT

For value received ___________________ hereby sells, assigns and transfers unto _______________________ the right to purchase ______ shares of Common Stock, par value $____ per share, of __________________, which rights are represented by the attached Warrant, and does hereby irrevocably constitute and appoint ______________ attorney to transfer said rights on the books of such Corporation.

Dated: ______________, ____

In the Presence of

_____________________________

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ELECTION TO PURCHASE

Date: ____________, _____

TO:

The undersigned hereby subscribes for ________ shares of the Common Stock of the Corporation covered by the attached Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms hereof.

Issue Certificate(s)	Deliver certificate(s)
for said stock to	_________ by mail ____ against
counter receipt to
____________________________	______________________________
(Name)	(Name)
____________________________	______________________________
(Street and Number)	(Street and Number)
____________________________	______________________________
City State	City State
____________________________	______________________________
Social Security or Tax	Social Security or Tax
Identification Number	Identification Number

The undersigned registered holder of this Warrant hereby represents and warrants to and agrees with the Company that, if the shares of Common Stock which the undersigned hereby subscribes for have not been effectively registered under the Securities Act of 1933, or any similar Federal Statute in effect at the date of this Election to Purchase, the undersigned is purchasing said shares of Common Stock for his or its own account for investment, and not with a view to, or for sale in connection with, any distribution of such shares and without any present intention of distributing or selling such shares and that a legend to such extent may be placed on all certificates for shares of such Common Stock.

Very truly yours,

(Signature of Subscriber or Agent)

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